Exhibit 24(b)5(a)

MultiOption Momentum
Individual Variable Annuity Application
Minnesota Life Insurance Company - a Securian Financial company
Annuity Services • A1-9999 • 400 Robert Street North, St. Paul, MN 55101-2098 1-800-362-3141 • Fax 651-665-7942 • securian.com

1. Plan Type
☐ Traditional IRA - Tax year	☐	Inherited IRA - Relationship
☐ Roth IRA - Tax year	☐	Non-Qualified
☐ SEP IRA - Tax year	☐	Under the (state) UTMA/UGMA

2. Owner
For UTMA/UGMA enter custodian’s information here. For TRUSTS: Only provide the title of the trust. Do not include the name of the trustee.	Individual name (first, middle initial, last, suffix) trust title, or entity
			☐ Male	☐ Female ☐ Entity
	Date of birth or date of trust	Tax I.D. (SSN or TIN)
			US citizen:	☐ Yes ☐ No
Physical address (no PO Boxes)

City	State	Zip code

Mailing address (if different than physical address)	City	State	Zip code

Email address	Telephone number

3. Joint Owner (if applicable)
Individual name (first, middle initial, last, suffix)
			☐ Male	☐ Female
Date of birth	Tax I.D. (SSN)	Relationship to owner
			US citizen:	☐ Yes ☐ No
Physical address (no PO Boxes)

City	State	Zip code

Mailing address (if different than physical address)	City	State	Zip code

Email address	Telephone number

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.

ICC19-70511	Page 1 of 6

4. Annuitant
Complete only if the primary annuitant is not the same as owner. For UTMA/UGMA enter minor’s information here.	Individual name (first, middle initial, last, suffix)
				☐ Male	☐ Female
	Date of birth	Tax I.D. (SSN)	Relationship to owner
				US citizen:	☐ Yes ☐ No
Physical address (no PO Boxes)

City	State	Zip code

Mailing address (if different than physical address)	City	State	Zip code

Email address	Telephone number

5. Joint Annuitant (if applicable)
Complete only if the joint annuitant is not the same as the joint owner.	Individual name (first, middle initial, last, suffix)
				☐ Male	☐ Female
	Date of birth	Tax I.D. (SSN)	Relationship to owner
				US citizen:	☐ Yes ☐ No
Physical address (no PO Boxes)

City	State	Zip code

Mailing address (if different than physical address)	City	State	Zip code

Email address	Telephone number

6. Beneficiary(ies) **Unless otherwise indicated, all designated beneficiaries will be considered primary beneficiaries with equal shares.**
Primary beneficiary designations must total 100%. Contingent beneficiary designations must total 100%. For TRUSTS: Only provide the title of the trust. Do not include the name of the trustee.	Name
☐ Male ☐ Female ☐ Entity
	Date of birth or date of trust	Tax I.D. (SSN or TIN)

	Relationship to owner	Type of beneficiary	Percentage
		☐ Primary ☐ Contingent	%
	Address	City	State	Zip code

	Email address		Telephone number

ICC19-70511	Page 2 of 6

Name
☐ Male ☐ Female ☐ Entity
Date of birth or date of trust	Tax I.D. (SSN or TIN)

Relationship to owner	Type of beneficiary	Percentage
	☐ Primary ☐ Contingent	%
Address	City	State	Zip code

Email address		Telephone number

Name
☐ Male ☐ Female ☐ Entity
Date of birth or date of trust	Tax I.D. (SSN or TIN)

Relationship to owner	Type of beneficiary	Percentage
	☐ Primary ☐ Contingent	%
Address	City	State	Zip code

Email address		Telephone number

Name
☐ Male ☐ Female ☐ Entity
Date of birth or date of trust	Tax I.D. (SSN or TIN)

Relationship to owner	Type of beneficiary	Percentage
	☐ Primary ☐ Contingent	%
Address	City	State	Zip code

Email address		Telephone number

7.	Special Instructions

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Issue age max:

ROPP     75

PPDB     70

Note: If Premier

Protector is elected,

purchase payments

may not be

allocated or

transferred to the

indexed account.

Premier Protector is

not available in the

states of IL, MA,

MO, VA, WA.

8.  Optional Riders (additional charges apply - see Prospectus)

    ☐ Enhanced Liquidity Option

If you wish to elect an optional death benefit rider, you may choose only one of the options below:

    ☐ Return of Purchase Payments Death Benefit

    ☐ Premier Protector Death Benefit*

    *  To elect the Premier Protector Death Benefit, both Owner(s) and Annuitant(s) must be able to answer “No” to both of the following questions:

    ☐ Yes  ☐ No  Are you currently residing in a nursing home or skilled nursing facility?

    ☐ Yes  ☐ No  Are you currently unable to perform, without assistance, one or more of the activities of daily living (bathing, continence, dressing, toileting, eating, and transferring)?

9. Statement Regarding Existing Policies or Annuity Contracts
If yes, a State Replacement form must be signed and dated with the same date as the application in most states.	Do you have any existing life insurance or annuity contracts? Will the contract applied for replace or change an existing life insurance or annuity contract? If yes, complete the section below.	☐ Yes ☐ No ☐ Yes ☐ No

Company Name	Life/ Annuity	Policy/Contract Number	Year Issued

Minimum purchase payment is $25,000.	10. Purchase Payment Method Approximate amount $ Purchase Payment submitted via:
Make checks payable to Minnesota Life.	☐ Check with Application ☐ Client initiated Rollover ☐ Direct Transfer/Rollover ☐ 1035 Exchange ☐ Non-Qualified Transfer
11. Notice to Applicant
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

ICC19-70511	Page 4 of 6

12.  Electronic Prospectus Authorization

☐  Yes    ☐  No     If “Yes” is selected, please provide the owner’s email address on page one.

I would like to receive electronic copies of the variable annuity and/or variable life insurance prospectus(es), privacy policies, underlying fund company prospectus(es) and supplements, underlying fund semiannual and annual reports and supplements rather than paper copies. I understand I will receive a communication directing me to the Minnesota Life internet website address where the documents will be available, be notified when new, updated prospectuses, privacy policies, reports and supplements for contracts become available, and continue to receive my statements in the mail. I understand and acknowledge that I have the ability to access the internet and will need Adobe Acrobat Reader in order to view the documents, am responsible for any subscription fees an internet service provider might charge for internet access, (Minnesota Life does not charge a fee for electronic delivery), may request specific documents in paper form at any time without revoking this consent, and can revoke this consent at any time by calling Minnesota Life’s Service Center at 1-800-362-3141 or writing to the address PO Box 64628, St. Paul, MN 55164-0628. If I need to correct or change my email address, I will contact Minnesota Life at the previously stated telephone number or mailing address. I also understand that Minnesota Life will rely on my signature as consent to receive all of the above mentioned disclosure documents for all Minnesota Life products currently owned and any purchased in the future, until this consent is revoked.

13.  Owner Signatures

I understand that Minnesota Life is not acting as a fiduciary or otherwise providing me with investment advice.

I acknowledge that I have received and understand the current prospectus. I understand that all payments and values provided by this contract, when based upon the investment experience of a variable annuity account, are variable, may increase or decrease and are not guaranteed as to dollar amount.

If I am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I confirm that this application was not solicited and/or signed on a military base or installation, and I have received from the registered representative the Military Personnel Financial Services Disclosure for Annuity Sales (form F72467) disclosure required by Section 10 of the Military Personnel Financial Services Protection Act.

I/we represent that the statements and answers in this application are full, complete, and true to the best of my/our knowledge and belief. I/we agree that they are to be considered the basis of any contract issued to me/us. I/we have read and agree with the applicable statements. The representative left me/us the original or a copy of the written or printed communications used in this presentation.

Contract owner’s signature	Signed in (state)	Date
X
Joint contract owner’s signature	Signed in (state)	Date
X

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14. To be Completed by Representative/Agent

☐ Yes ☐ No	Do you have offices in or conduct business in the state of New York?
☐ Yes ☐ No ☐ N/A	If yes, I certify I comply with the Minnesota Life Sales Activities Requirements for Advisors With Offices in or Conduct Business in New York.

By signing this form, I certify that:

	1.	The applicant’s Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief.

	2.	The applicant’s statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.

	3.	No written sales materials were used other than those furnished by the Home Office.

	4.	I have provided the Owner with all appropriate disclosures including the Variable Buyer’s Guide as applicable.

	5.	If this application involved funds being allocated to/from an IRA or qualified plan - my recommendation was in compliance with ERISA and DOL regulations, including the appropriate prohibited transaction exemption(s).

	6.	I believe the information provided by this client is true and accurate to the best of my knowledge and belief.

Compensation Options:
Please only select one option.	☐ A ☐ B ☐ C ☐ D ☐ E

	Representative/agent name (print)	Representative/agent code
All representatives/ agents involved in this sale must sign this application. Representative/ agent split must total 100%			%
Representative/agent signature
X
	Representative/agent name (print)	Representative/agent code
%
Representative/agent signature
X
	Representative/agent name (print)	Representative/agent code
%
Representative/agent signature
X

15. To Be Completed By Broker - Dealer (if applicable)

Broker - dealer name

	Signature of authorized dealer		Date
X
	Principal signature		Date
X
Special note

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